UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 15, 2023

Greenpro Capital Corp.

(Exact name of registrant as specified in charter)

Nevada	001-38308	98-1146821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-23A-02, G-Vestor Tower,

Pavilion Embassy, 200 Jalan Ampang,

50450 W.P. Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code: +60 3 8408-1788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GRNQ	NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2023, Louis Ramesh Ruben, an independent director of the Board of Directors (the “Board”) of Greenpro Capital Corp. (the “Company”), member of each the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, informed the Board that he tendered his resignation as a director, and member of each the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, effective as of the earlier of April 30, 2024 and the date that a replacement director will have been appointed by the Board. The Board accepted Mr. Louis’ resignation as a director, member of each the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, effective as of the earlier of April 30, 2024 and the date that a replacement director will have been appointed by the Board.

Mr. Louis’ resignation did not arise from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Louis will continue standing for re-election at the Company’s 2023 annual meeting of shareholders to be held on October 20, 2023. The Company expects to identify a director candidate to fill in the resulting vacancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	President and Chief Executive Officer

Dated: October 18, 2023